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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 8, 2001, except for the last paragraph of Note 3 as to which the date is December 4, 2001, with respect to our audit of the financial statements of Interactive Systems Worldwide, Inc. as of September 30, 2001 and for the year then ended included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



/s/ Richard A. Eisner & Company, LLP


New York, New York
March 19, 2002